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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 23, 1997 (except with respect to the matters discussed in Note 5 and "Discontinued Real Estate Operations" in Note 2, as to which the dates are October 3, 1997 and October 21, 1997, respectively) in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO"). We further consent to the incorporation by reference of our report into AIMCO's Registration Statements on Form S-3 (No. 333-26415), on Form S-3 (No. 33-98338), on Form S-3 (No. 333-828), on Form S-3 (No. 333-4542), on Form S-3 (No. 333-4546), on
Form S-3 (No. 333- 8997), on Form S-3 (No. 333-17431), on Form S-8 (No.
333-4550), on Form S-8 (No. 333-4548), on Form S-8 (No. 333-14481), on Form
S-3 (No. 333-20755), on Form S-3 (No. 333-36531), on Form S-3 (No.
333-36537), and on Form S-8 (No. 333-36803), all previously filed with the Securities and Exchange Commission.

                              /s/ Arthur Andersen LLP


Washington, D.C.
October 21, 1997